                                                                    EXHIBIT 21.1

            LIST OF SUBSIDIARIES OF FELDMAN MALL PROPERTIES, INC. (1)


                                                               JURISDICTION
             COMPANY                                           OF ORGANIZATION

                                                               Maryland

Feldman Holdings Business Trust I
                                                               Maryland

Feldman Holdings Business Trust II
                                                               Pennsylvania

Feldman Equities General Partner Inc.
                                                               Pennsylvania

Feldman Harrisburg General Partner Inc.
                                                               Delaware

Feldman Equities Operating Partnership, LP
                                                               Delaware

Feldman Equities Management, Inc.
                                                               Arizona

Feldman Equities of Arizona, LLC
                                                               Arizona

Feldman Mall Investors, LLC
                                                               Arizona

Feldman Foothills Pads, LP
                                                               Arizona

Feldman Foothills Mall, LP
                                                               Arizona

Foothills Mall, LLC
                                                               Arizona

Feldman Pads Partner, Inc.
                                                               Arizona

Feldman Mall Partner, Inc.
                                                               Arizona

Feldman Equities Management, LLC

------------------------
(1) Omits certain entities that are not "significant subsidiaries" as such term is defined in Rule 1-02(w) of Regulation S-X.